                                                                    Exhibit 99.1

NORTH FORK BANCORPORATION, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8028
EDISON, NJ 08818-8028

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

  VOTE-BY-INTERNET [PC GRAPHIC]                 VOTE-BY-TELEPHONE[PHONE GRAPHIC]
  -----------------------------                 --------------------------------
LOG ON TO THE INTERNET AND GO TO       OR                CALL TOLL-FREE
 HTTP://WWW.EPROXYVOTE.COM/NFB                   1-877-PRX-VOTE (1-877-779-8683)



                 IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE,
                          PLEASE DO NOT MAIL YOUR CARD.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
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            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

[X]   PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

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                         NORTH FORK BANCORPORATION, INC.
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
1.    To adopt the Agreement and Plan of Merger,    For     Against      Abstain
      dated as of February 15, 2004, by and         [ ]       [ ]          [ ]
      between North Fork Bancorporation, Inc.
      and GreenPoint Financial Corp.

2. In their discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Mark box at right if you plan to attend the special meeting.                 [ ]

Mark box at right if an address change has been noted on the reverse side
of this card                                                                 [ ]

Receipt of the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement-Prospectus is hereby acknowledged.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:                                         Date:
          ----------------------------------------      ---------------

Signature:                                         Date:
          ----------------------------------------      ---------------

      EquiServe Trust Company, N.A. as Transfer Agent for North Fork Bancorporation, Inc. is now able to deposit your quarterly dividend check directly into your checking or savings account.

      Direct Deposit's main benefit to you is knowing that your dividends are in your account on the payable date -- no more waiting for the check to arrive in the mail -- no more waiting in lines to deposit the check -- the deposit is made automatically for you.

      If you would like to learn more about DIRECT DEPOSIT and how you can join, or to enroll in our DIVIDEND REINVESTMENT PLAN, please call 1-800-317-4445.

      You can vote by phone or via the Internet until - , E.D.T. - , 2004. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
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                                   PROXY CARD

                         NORTH FORK BANCORPORATION, INC.

                           SPECIAL MEETING, - , 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY

The undersigned stockholder(s) of North Fork Bancorporation, Inc., a Delaware
corporation (the "Company"), hereby appoint(s)    and   , and each of them, with
full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at - at - on -, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposal and any other matters coming before said meeting:

1. To adopt the Agreement and Plan of Merger, dated as of February 15, 2004, by and between North Fork Bancorporation, Inc. and GreenPoint Financial Corp.

The Board of Directors recommends a vote FOR proposal 1.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

 PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?

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